                                                                   EXHIBIT 99(a)
                                                                   -------------


IMMEDIATE RELEASE

For more information, contact:

Daniel P. Buettin, Frontstep                          Sharon Sulc, Frontstep
Vice President and Chief Financial Officer            614-523-7037
614-523-7299                                          sharon.sulc@frontstep.com
dan.buettin@frontstep.com                             -------------------------
-------------------------

               FRONTSTEP REACHES FINANCING AGREEMENTS WITH LENDER
                           AND PRINCIPAL SHAREHOLDERS

    - Company Also Reports Financial Results for the Second Fiscal Quarter -


COLUMBUS, OHIO, February 14, 2002 - Frontstep, Inc. (Nasdaq: FSTP), a leading global provider of business software and services for midsize manufacturers and distributors, today reported its financial results for the second quarter ended December 31, 2001. Total revenues for the second quarter were $23.5 million and the reported operating loss was $2.3 million. These results were within the range of preliminary results announced by the Company on January 9, 2002. The net loss for the second quarter 2002 was $2.7 million or $0.36 per share.

The Company also reported that it has executed an amendment to the loan agreement with its lender, Foothill Capital Corporation, under which the conditions of non-compliance with financial covenants have been waived effective as of December 31, 2001 and its financial covenants for the coming twelve months have been reset. In addition, the lender has agreed to defer principal payments due under the Company's current term note and to provide $2.5 million in additional borrowing availability to support the Company's operations over the next six months.

Furthermore, the Company announced that its Board of Directors has approved in principle an agreement pursuant to which holders of its outstanding Series A Convertible Participating Preferred Shares and certain members of its Board of Directors, including the Chairman, would provide $4.5 to $5.0 million for working capital needs. In exchange, the Company would issue unsecured convertible notes that would be subordinated to the Company's principal lender and warrants for up to 600,000 common shares priced at $0.01 per share. The Notes would be due in May 2004. The Notes would be convertible into common stock of the Company at a price equal to 80% of the market price at the time of closing of the transaction. The Company expects approximately $1.5 million of the proposed funding to be available within the next 30 days and the remainder to be provided upon obtaining shareholder approval of the proposed transaction. Under the terms of the agreement, the conversion price for the Company's Series A Convertible Participating Preferred Shares would be reset from $12.00 per share to $6.00 per share and all


                                     -more-

FRONTSTEP REACHES FINANCING AGREEMENTS WITH LENDER AND PRINCIPAL SHAREHOLDERS
                                                                          PAGE 2

other anti-dilution rights with respect to the agreement would be waived. The Company expects to finalize a definitive agreement for the proposed transaction in the next few weeks.

"We have worked hard over the last 45 days to arrange and complete these important financing plans," stated Stephen A. Sasser, president and chief executive officer. "We now look forward to advancing our business and executing our strategic plans."

OUTLOOK FOR 2002

The Company stated that most of its previously announced cost reduction actions and expense saving measures have been implemented and are now expected to reduce the Company's ongoing operating costs by more than $8.0 million annually, which is greater than the $5.0 - $7.0 million announced in January, 2002. The Company anticipates that its operating results for the current quarter ending March 31, 2002 will reflect a small loss on revenue levels comparable to those reported today. The Company expects profitable results from its operations and positive cash flows during the quarter ended June 30, 2002. The Company expects consistent profitability for the second half of the calendar year.

The company plans to hold a conference call on Friday, February 15th at 10:30 a.m.EST for investors and analysts. The conference call will be web cast at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FSTP&script=100.
-----------------------------------------------------------------------

ABOUT FRONTSTEP
---------------

Frontstep (formerly Symix) is a leading provider of software and services for growing, midsize manufacturers, distributors and subsidiaries of Fortune 500 companies. Frontstep helps companies advance customer service, reduce costs, drive sales revenue, outmaneuver the competition and grow market share. Founded in 1979, Frontstep is headquartered in Columbus, Ohio and has over 4,400 customer sites and a worldwide network of 28 offices in 16 countries.

Frontstep's ERP, CRM and supply chain solutions are quickly deployed to integrate and manage order processing and fulfillment from the Internet to the front, back and corner offices. These CustomerSynchronized(TM) Collaborative Solutions provide visibility across multiple plants, distribution centers, suppliers and buyers. Today's "movers and makers" can align with customer expectations in real time to deliver products on time, every time. More information about Frontstep is available at www.frontstep.com.
                                            ------------------

                                       ###

Safe Harbor under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements that are not historical facts and involve risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the demand for and market acceptance of the company's products and services, the impact of competitive products, the company's ability to increase sales and earnings, the current economic climate, the worldwide political uncertainties and other factors detailed in Frontstep's filings with the Securities and Exchange Commission. We undertake no obligation to revise or update or publicly release the results of any revision or update to these forward-looking statements.

Frontstep is a trademark of Frontstep Solutions Group, Inc. All other trademarks mentioned are the property of their respective owners.


                               (Tables to Follow)


                                           FRONTSTEP, INC.
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           THREE MONTHS ENDED                SIX MONTHS ENDED
                                                               DECEMBER 31,                     DECEMBER 31,
                                                       -----------------------------------------------------------
                                                         2001            2000             2001              2000
                                                       -----------------------------------------------------------
                                                              (UNAUDITED)                      (UNAUDITED)
Revenue:
  License fees                                         $  9,366         $ 17,185         $ 18,695         $ 29,066
  Service                                              $  5,197         $  8,041         $ 11,383         $ 15,994
  Maintenance and support                                 8,952            8,837         $ 18,355         $ 17,036
                                                       --------         --------         --------         --------
   Total revenue                                         23,515           34,063           48,433           62,096

Cost of revenue:
  License fees                                            4,421            5,489         $  8,671         $  9,934
  Service, maintenance and support                        7,326            9,566         $ 14,252         $ 19,408
                                                       --------         --------         --------         --------
   Total cost of revenue                                 11,747           15,055           22,923           29,342
                                                       --------         --------         --------         --------
Gross margin                                             11,768           19,008           25,510           32,754

Operating expenses:
  Selling, general and administrative                    11,995           15,991         $ 22,818         $ 28,254
  Research and development                                1,712            3,471         $  3,403         $  7,190
  Amortization of intangibles from acquisitions             380              831         $    910         $  1,668
  Restructuring and other charges                           -                -    $           -           $  2,163
                                                       --------         --------         --------         --------
   Total operating expenses                              14,087           20,294           27,131           39,276
                                                       --------         --------         --------         --------
Operating income (loss)                                  (2,319)          (1,286)          (1,621)          (6,522)

Other expense, net                                         (380)            (122)        $   (908)        $    (49)
                                                       --------         --------         --------         --------
Loss before income taxes                                 (2,699)          (1,408)          (2,529)          (6,571)
Provision for income taxes                                  -               (450)        $     26         $ (2,063)
                                                       --------         --------         --------         --------
Net loss                                               $ (2,699)        $   (958)        $ (2,555)        $ (4,508)
                                                       ========         ========         ========         ========

Net loss per share                                     $  (0.36)        $  (0.13)        $  (0.34)        $  (0.60)
                                                       ========         ========         ========         ========
Net loss per share, assuming dilution                  $  (0.36)        $  (0.13)        $  (0.34)        $  (0.60)
                                                       ========         ========         ========         ========

Weighted average shares outstanding                       7,568            7,505            7,568            7,505
Weighted average shares outstanding,
assuming dilution                                         7,568            7,505            7,568            7,505


                                      FRONTSTEP, INC.
                                 CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)

                                                        DECEMBER 31,       JUNE 30,
                                                           2001              2001
                                                        ----------------------------
                             ASSETS                     (UNAUDITED)
Current assets:
 Cash and cash equivalents                                $  6,611         $  1,512
 Trade accounts receivable, net                             27,135           31,446
 Prepaid expenses                                            4,255            3,756
 Income tax receivable                                         -                 47
 Deferred income taxes                                       2,026            2,026
 Inventories                                                   685              738
 Other current assets                                          373              979
                                                          --------         --------
                                                            41,085           40,504

Capitalized software, net                                   15,329           15,094
Intangibles, net                                             7,902            7,911
Equipment and improvements, net                              6,219            7,646
Deposits and other assets                                    1,506            1,438
                                                          --------         --------
  Total assets                                            $ 72,041         $ 72,593
                                                          ========         ========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                    $ 13,810         $ 15,610
 Deferred revenue                                           16,878           19,067
 Current portion of long-term obligations                    7,061            1,967
                                                          --------         --------
                                                            37,749           36,644

Noncurrent liabilities:
 Long-term obligations                                       9,387            8,337
 Deferred income taxes                                       2,737            2,891
 Other                                                         188              405
                                                          --------         --------
                                                            12,312           11,633

Minority interest                                            1,045            2,102
Preferred stock                                                -                -

Shareholders' equity:
 Preferred stock                                            10,865           10,865
 Common stock                                                   79               79
 Additional paid-in capital                                 38,746           37,470
 Common stock in treasury, at cost                          (1,320)          (1,320)
 Retained earnings (deficit)                               (24,116)         (21,562)
 Accumulated other comprehensive loss                       (3,319)          (3,318)
                                                          --------         --------
                                                            20,935           22,214
                                                          --------         --------
  Total liabilities and shareholders' equity              $ 72,041         $ 72,593
                                                          ========         ========